                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             SAMSONITE CORPORATION

  This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Samsonite Corporation (the "Company") made pursuant to the Prospectus, dated , 1998 (the "Prospectus"), if certificates for the outstanding 13 7/8% Senior Redeemable Exchangeable Stock of the Company (the "Old Senior Preferred Stock") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach United States Trust Company of New York, as exchange agent (the "Exchange Agent") prior to the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender shares of Old Senior Preferred Stock pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

     Delivery To:  United States Trust Company of New York, Exchange Agent

                  By Mail:    By Overnight Courier and By Hand after 4:30 p.m.
                                 New York City Time on the Expiration Date:

United States Trust Company of New York  United States Trust Company of New York
   P.O. Box 843 - Cooper Station                  770 Broadway, 13th Floor
     New York, New York 10276                     New York, New York 10003
 Attention:  Corporate Trust Services     Attention:  Corporate Trust Services

By Hand before 4:30 p.m New York City time:         For Information Call:
                                                     (800) 548-6565

United States Trust Company of New York
          111 Broadway                            By Facsimile Transmission
Attention: Corporate Trust Window Lower Level  (for Eligible Institutions only):
     New York, New York 10006                           (212) 780-0592
                                             Attention: Corporate Trust Services

                                                   Confirm by Telephone:
                                                      (800) 548-6565

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the liquidation preference of Old Senior Preferred Stock set forth below pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

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Liquidation Preference of Old Senior
      Preferred Stock Tendered:

$_____________________________________
Certificate No(s). (if available):        If Old Senior Preferred Stock will be
                                          delivered by book-entry transfer to
                                          The Depository Trust Company, provide
--------------------------------------    account number.
Total Liquidation Preference Repre-
    sented by Old Senior Preferred
    Stock Certificate(s):
$_____________________________________    Account Number _______________________
____________

*Must be in denominations of $1,000 liquidation preference per share and any integral multiple thereof.
-------------------------------------------------------------------------------

  ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

--------------------------------------------------------------------------------

                                PLEASE SIGN HERE

X ________________________    ____________
X ________________________    ____________
  Signature(s) of Owner(s)        Dated
  or Authorized Signatory

  Area Code and Telephone Number: ______________________

  Must be signed by the holder(s) of Old Senior Preferred Stock as their name(s) appear(s) on certificates for Old Senior Preferred Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):       ______________________________________________________________
               ______________________________________________________________
               ______________________________________________________________
Capacity:      ______________________________________________________________
Address(es):   ______________________________________________________________

                                    GUARANTEE
                    (Not to be used for signature guarantee)

  The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the liquidation preference of Old Senior Preferred Stock tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Senior Preferred Stock into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.
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---------------------------------          ----------------------------------
          Name of Firm                            Authorized Signature

---------------------------------          ----------------------------------
            Address                                     Title
_________________________________          Name: ____________________________
                         Zip Code                   (Please Type or Print)

Area Code and Tel. No. _________           Dated: ___________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD SENIOR PREFERRED STOCK WITH THIS FORM. CERTIFICATES FOR OLD SENIOR PREFERRED STOCK SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.